FOR IMMEDIATE RELEASE:  March 19, 2007

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Files Notification of Late Filing

Bridgeport, West Virginia: Petroleum Development Corporation (NASDAQ/GSM PETD) today announced that it will file an extension notification with the SEC for its Annual Report on Form 10-K for the year ended December 31, 2006, until April 2, 2007, to allow it additional time to complete the preparation of its consolidated financial statements and the work required to complete management's assessment of internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley and the rules of the Public Company Accounting Oversight Board.  The Company is not able to represent that it will be able to file its 2006 Form 10-K by April 2, 2007.

Due to a variety of factors, including a number of transactions occurring near or just subsequent to its year end, the Company has not yet completed its year end review process, including analysis of significant financial statement accounts, nor has management completed its assessment of internal control over financial reporting.  Once the Company has completed its 2006 financial statements, its auditors will require sufficient time to complete their audit.

The Company will issue an earning press release and schedule its earnings conference call at the time of the filing of its 2006 Form 10-K.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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120 Genesis Boulevard • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597